                                                                   EXHIBIT 10.22


                      THE SYMONS INTERNATIONAL GROUP, INC.
                             1996 STOCK OPTION PLAN

1. Purpose. The purpose of the Symons International Group, Inc. ("SIG" or the "Company") 1996 Stock Option Plan (the "Plan") is to provide to
         (i) certain Officers (including Officers who are members of the Board of Directors), other key employees and non-employee Directors of SIG,
         (ii) key employees of any direct or indirect Subsidiaries of the Company (individually a "Subsidiary" and collectively the "Subsidiaries") who are materially responsible for the management or operation of the business of SIG or a Subsidiary, and (iii) directors of Goran Capital Inc., the parent of the Company and Officers and employees of Goran Capital Inc. and its subsidiaries who have provided or are providing valuable assistance or services which benefit the Company or the Subsidiaries, a favorable opportunity to acquire Common Stock, without par value, of the Company ("Common Stock"), thereby providing them with an increased incentive to work for the success of the Company and the Subsidiaries and better enabling the Company and the Subsidiaries to attract and retain the services of capable personnel. The two means by which an individual may acquire Common Stock are:

         (a) the grant to an individual of an Option to acquire Shares of Common Stock (an "Option") in accordance with Section 5; and

         (b) the grant to a non-employee member of the Board of Directors of the Company (a "Director") of an Option to acquire Shares of Common Stock (a "Director Option") in accordance with
                 Section 7.

 2. Administration of the Plan. The Plan shall be administered, construed and interpreted by the Executive Committee of the Company's Board of Directors (the "Committee"); provided, however, that either the Compensation Committee of the Company's Board of Directors or the entire Board of Directors of the Company shall approve all specific transactions pursuant to this Plan upon the advice of the Committee. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall determine, consistent with and subject to the provisions of the Plan:

         (a) the individuals (the "Optionees") to whom Options or successive Options shall be granted under the Plan;

         (b)     the time when Options shall be granted hereunder;

         (c) the number of Shares of Common Stock of the Company to be covered under each Option;

         (d)     the price to be paid upon the exercise of each Option;

         (e)     the period within which each Option may be exercised;

         (f) the extent to which an Option is an Incentive Stock Option or a Non-Qualified Stock Option;

         (g) the extent to which stock appreciation rights shall be awarded in conjunction with an Option; and

         (h) the terms and conditions of the respective agreements by which Options and stock appreciation rights granted shall be evidenced.

         The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

3. Eligibility. The Committee may, consistent with the purposes of the Plan, grant Options (and/or related stock appreciation rights) to officers and other key employees of the Company or of a Subsidiary who, in the opinion of the Committee, are from time to time materially responsible for the management or operation of the business of the Company or of a Subsidiary or directors of Goran Capital Inc. and Officers and employees of Goran Capital Inc. and its subsidiaries who, in the opinion of the Committee, have provided or are providing valuable assistance or services which benefit the Company or the Subsidiaries; provided, however, that in no event may any employee of the Company or the Subsidiaries who owns (after application of the ownership rules in Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) Shares of Common Stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company be granted an Incentive Stock Option hereunder unless at the time such Option is granted the Option price is at least 110% of the fair market value of the Common Stock subject to the Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. Subject to the provisions of Section 4 hereof, an individual who has been granted an Option under the Plan, if he is otherwise eligible, may be granted an additional Option or Options if the Committee shall so determine.

 4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of Options and Director Options granted under the Plan, One Million of the authorized but unissued shares of the Company's Common Stock ("Shares"). Subject to Section 8 hereof, the Shares for which Options and/or Director Options may be granted under the Plan shall not exceed that number. If any Option and/or Director Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall (unless the Plan shall have terminated) become available for other Options or Director Options under the Plan.

5. Terms of Option. Each Option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

         (a) Option Price. The price to be paid for Shares upon the exercise of each Option shall be the average between the high and the low of the Common Stock on the date of grant (or, if the date of grant is not a trading date, then on the last previous trading day), but such price in the case of an Incentive Stock Option in no event shall be less than the fair market value, as determined by the Committee consistent with the requirements of Section 422 of the Code, of such Common Stock on the date on which such Option is granted.

         (b) Period for Exercise of Option. An Option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time such Option is granted, but such period in no event shall exceed ten years and one day from the date on which such Option is granted; provided, however, that Incentive Stock Options shall have terms not in excess of ten years; provided, further, that no Option shall be exercisable prior to six months from the date of grant or, if later, the date on which the Plan is approved by the Shareholders of the Company as required by Section 422 of the Code.

         (c) Exercise of Options. The Option price of each Share of Common Stock purchased upon exercise of an Option shall be paid in full (i) in cash at the time of such exercise, (ii) if the Optionee may do so in conformity with Regulation T (12 C.F.R.
                 Section 220.3(e)(4)) and without violating Section 16(b) or
                 (c) of the 1934 Act (to the extent applicable) and to the extent permitted under the agreement entered into by the Committee and the Optionee relating to the Option, by delivering a properly executed exercise note together with irrevocable instructions to a broker to deliver promptly to the Company the total Option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Company or any of its Subsidiaries, as specified in such notice, or (iii) subject to the approval of the Board, by tendering to the Company whole Shares of Common Stock owned by him or any combination of whole Shares of Common Stock owned by him and cash, having a fair market value equal to the cash exercise price of the Shares with respect to which the Option is being exercised. For this purpose, the fair market value of the Shares tendered by the Optionee shall be computed as of the exercise date in such manner as determined by the Committee, consistent with the requirements of Section 422 of the Code. The Committee shall have the authority to grant Options exercisable in full at any time during their term, or exercisable in such installments, equal or non-equal, as the Committee shall determine. An Option may be exercised at any time or from time to time during the term of the Option as to any or all whole Shares which have become subject to purchase pursuant to the terms of the Option (including, without limitation, any quotas with respect to Option exercise) or the Plan.

         (d) Termination of Option. If an Optionee ceases to be an employee of the Company or one of the Subsidiaries or a director or employee of Goran Capital Inc. or one of its subsidiaries or if there is a disposition of the subsidiary for which the Optionee performed the majority of his services, any Option granted to him shall forthwith terminate unless the Option grant to the Optionee provides otherwise. Leave of absence approved by the Committee shall not constitute cessation of employment. Notwithstanding the foregoing provisions of this subsection
                 (d), no Option shall in any event be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above. An Option shall also terminate if this Plan is not approved by the Shareholders of the Company within the requisite time period set forth in Section 422 of the Code.

         (e) Transferability of Option. Any Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by the Optionee.

         (f) Investment Representations. Unless the Shares of Common Stock subject to an Option are registered under applicable federal and state securities laws, each Optionee by accepting an Option shall be deemed to agree for himself and his legal representatives that any Option granted to him and any and all Shares of Common Stock purchased upon the exercise of the Option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an Option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the Shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any Shares issued pursuant to an exercise of an Option may, but need not, bear a legend evidencing such representations and restrictions. In addition, if the Options and Shares of Common Stock issued pursuant to this Plan are issued in reliance upon Rule 147, promulgated under the Securities Act of 1933, as amended, the written representations required by such rule shall be obtained from the Optionees prior to or at the time they are granted Options, any and all legends required by Rule 147 shall be set forth on the certificates representing Shares of Common Stock issued pursuant to the exercise of such Options, and stop transfer instructions shall be issued to the Company's recordkeeping transfer agent with respect to such Shares.

         (g) Maximum Incentive Stock Options. The aggregate fair market value (determined as of the time the Option is granted) of Common Stock subject to Incentive Stock Options that are exercisable for the first time by an employee during any calendar year under the Plan or any other plan of the Company or any Subsidiary shall not exceed $100,000. For this purpose, the fair market value of such Shares shall be determined as of the date the Option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of Section 422 of the Code. If the immediate exercisability of Incentive Stock Options arising from the retirement, death or permanent and total disability of an Optionee consistent with the terms of the applicable Option agreement or arising from any change of control of the Company in accordance with Section 7 hereof would cause this $100,000 limitation to be exceeded for an Optionee, such Incentive Stock Options shall automatically be converted into Non-Qualified Stock Options as of the date on which such Incentive Stock Options become exercisable, but only to the extent necessary to comply with the $100,000 limitation.

         (h) Agreement. Each Option shall be evidenced by an agreement between the Optionee and the Company which shall provide, among other things, that, with respect to Incentive Stock Options, the Optionee shall advise the Company immediately upon any sale or transfer of the Shares of Common Stock received upon exercise of the Option to the extent such sale or transfer takes place prior to the later of (i) two years from the date of grant or (ii) one year from the date of exercise. The agreement shall include the Option term and exercise conditions and may also provide for an additional cash payment from the Company to the Grantee of such Non-Qualified Stock Option as soon as practicable after the exercise date of such Non-Qualified Stock Option equal to all or a portion of any tax savings to be received by the Company attributable to the exercise of such Non-Qualified Stock Option.

         (i) Certificates. The certificate or certificates for the Shares issuable upon an exercise of an Option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a Shareholder in respect to the Shares of Common Stock subject to an Option until the date of issuance of a stock certificate to him for such Shares. In no case may a fraction of a Share be purchased or issued under the Plan, but if, upon the exercise of an Option, a fractional Share would otherwise be issuable, the Company shall pay cash in lieu thereof.

         (j) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ of the Company or its Subsidiaries or Goran Capital Inc. or its subsidiaries, affect any rights of the Company, Goran Capital Inc., a Subsidiary, or the Shareholders of the Company may have to terminate his service at any time.

         (k) Incentive Stock Options and Non-Qualified Stock Options. Options granted under the Plan may be Incentive Stock Options under Section 422 of the Code or Non-Qualified Stock Options; provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or a Subsidiary. All Options granted hereunder shall be clearly identified as either Incentive Stock Options or Non-Qualified Stock Options. In no event shall the exercise of an Incentive Stock Option affect the right to exercise any Non-Qualified Stock Option, nor shall the exercise of any Non-Qualified
                 Stock Option affect the right to exercise any Incentive Stock Option. Nothing in this Plan shall be construed to prohibit the grant of Incentive Stock Options and Non-Qualified Stock Options to the same person; provided, however, that Incentive Stock Options and Non-Qualified Stock Options shall not be granted in a manner whereby the exercise of one Non-Qualified Stock Option or Incentive Stock Option affects the exercisability of the other.

6. Stock Appreciation Rights. The Committee may, in the event it determines it to be necessary or desirable to create a reasonable opportunity for an Optionee to acquire an increased ownership interest in the Company, award a stock appreciation right in conjunction with either an Incentive Stock Option or a Non-Qualified Stock Option. Under a stock appreciation right, the Optionee may, subject to Board approval, surrender all or a part of a Stock Option and receive in exchange payment of no more than 100% of the excess of the fair market value of the Common Stock subject to the Option on the date of exercise over the exercise price of the Option. The award of a stock appreciation right shall be evidenced by an agreement between the Company and the Optionee, the provisions of which shall be determined by the Committee in accordance with the provisions of the Plan.

         A stock appreciation right may be exercisable at any date with respect to no more than the number of Shares for which the related Stock Option is exercisable. A stock appreciation right may be exercisable only when the per Share fair market value (as determined in accordance with Section 5(a) hereof) of the Common Stock subject to the Option exceeds the per Share exercise price of the Option. Each stock appreciation right shall terminate no later than the termination date of the related Stock Option, and is transferable only with and to the extent that the related Stock Option is transferable.

         The Committee may limit the payment on exercise of a stock appreciation right to less than 100% of the increase in value, as aforesaid, or it may set a maximum dollar amount of payment not to exceed 100% of the increase in value. Payment may be made in cash, in Shares of Common Stock, or in a combination of cash and Shares of Common Stock. Notwithstanding any other provision in the Plan to the contrary, the Committee shall have the sole discretion either to (i) determine the form in which payment for the stock appreciation right will be made (i.e., cash, Shares of Common Stock or a combination thereof), or (ii) to consent to or disapprove the election of the Optionee to receive cash in full or partial settlement of the stock appreciation right. Such consent or disapproval must be given within seven calendar days after the date on which the Optionee initially elects the form of payment. Upon exercise of a stock appreciation right respecting a given number of Shares subject to the Option, the right to exercise the related Option respecting such Shares shall automatically terminate.

         To the extent that stock appreciation rights shall be exercised, the Option with respect to which the stock appreciation rights have been granted shall be deemed to have terminated for a reason other than the exercise thereof for the purpose of the limitation on the aggregate number of Shares reserved under Section 4 of this Plan.

 7. Director Options. Director Options shall be granted as of the first day following the successful closing of the SIG Initial Public Offering ("IPO") ("Grant Date"). As of the Grant Date, each Director serving as a Director of the Company on this Grant Date shall automatically be granted a Director Option to purchase 5,000 Shares of Common Stock;

         provided, however, that if on such Grant Date the number of remaining Shares available for Director Option grants is not large enough to grant each Director with a Director Option of 5,000 Shares, the number of Shares covered by the final Director Option for each Director shall be reduced proportionately to the nearest whole Share so that the number of Shares granted under the Plan does not exceed the number of Shares reserved under Section 4 hereof. Each Director Option granted under the Plan shall be a Non-Qualified Stock Option and shall be evidenced by a Director Stock Option Agreement between the Company and the Director. The Director Stock Option Agreement shall specify the number of Shares of Common Stock subject to the Director Option and shall also be subject to the following terms and conditions:

         (a) Director Option Price. The price to be paid for Shares of Common Stock upon the exercise of each Director Option shall be the IPO price of the Common Stock on the Grant Date.

         (b) Period for Exercise of Director Option. A Director Option shall be exercisable and vest in three equal annual installments on the first, second and third anniversaries of the Grant Date and shall expire on the ten year anniversary of the Grant Date.


         (c) Exercise of Director Options. The Option price of each Share of Common Stock purchased upon exercise of a Director Option shall be paid in full in cash at the time of such exercise; provided, however, that a Director may exercise a Director Option in whole or in part by tendering to the Company whole Shares of Common Stock or any combination of whole Shares of Common Stock and cash, having a fair market value equal to the cash exercise price of the Shares with respect to which the Director Option is being exercised. For this purpose, the fair market value of the Shares tendered by the Director shall be the average of the high and low prices of the Common Stock as traded on the NASDAQ Stock Market's National Market on the exercise date (or, if the Common Stock is not traded on that date, the first preceding date on which the Common Stock was traded on the NASDAQ Stock Market's National Market). A Director Option may be exercised at any time or from time to time during the term of the Director Option as to any or all whole Shares which have become subject to purchase pursuant to the terms of the Director Option or the Plan.

         (d) Termination of Director Option. If a Director ceases to be a Director of the Company for any reason other than death, any Director Option granted to that Director may be exercised in whole or in part at any time within the six year period immediately following the date on which his or her status as a Director terminated. Leave of absence approved by the Inside Directors shall not constitute termination of status as Director. In the event of the death of an Director while serving as a Director of the Company, any Director Option granted to that Director may be exercised in whole or in part by the executor or administrator of the Director's estate or by the person or persons entitled to the Director Option by will or by applicable laws of descent and distribution within three years after the date of the Director's death, whether or not the Director Option was otherwise exercisable at such date of death. Notwithstanding the foregoing provisions of this subsection (d), no Option shall in any event be exercisable after the expiration of the period set forth in Section 7(b) above.

         (e) Certificates. The certificate or certificates for the Shares issuable upon an exercise of a Director Option shall be issued as promptly as practicable after such exercise. A Director shall not have any rights of a Shareholder in respect to the Shares of Common Stock subject to a Director Option until the date of issuance of a stock certificate for such Shares. In no case may a fraction of a Share be purchased or issued under the Plan, but if, upon the exercise of a Director Option, a fractional Share would otherwise be issuable, then the Company shall pay cash in lieu thereof.

         (f) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue as a Director of the Company or affect any rights the Company or the Shareholders of the Company may have to terminate that person's status as a Director at any time.

 8. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding Shares of Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of Shares, exchange of Shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the Shares of Stock of the Company, any Options granted and outstanding hereunder, and the Exercise Price thereof, shall be adjusted according to the change in the outstanding shares of Stock of the Company so as not to cause any dilutive effect to any Optionee.

 9. Tax Withholding. Whenever the Company proposes or is required to issue or transfer Shares of Stock under the Plan, the Company shall have the right to require the Optionee or his legal representative to remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements prior to the delivery of any certificate or certificates for such Shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local tax withholding requirements; provided, however, that notwithstanding the above and to the extent permitted by the Committee, an employee Optionee may make a written election to have Shares having an aggregate fair market value sufficient to satisfy the applicable withholding taxes withheld from the Shares otherwise to be received upon the exercise of the Option.

10. Amendment. The Board of Directors of the Company may amend the Plan from time to time and, with the consent of the Optionee, the terms and provisions of his Option or Director Option, except that without the approval of the Company's Shareholders:

         (a) the number of Shares of Common Stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 8 hereof;

         (b) the period during which an Option or Director Option may be exercised may not be extended beyond ten years and one day from the date on which such Option or Director Option was granted; and

         (c) the class of persons to whom Options may be granted under the Plan shall not be modified materially.

         No other amendment to the Plan may be made which requires the approval of the Company's shareholders under applicable law, the Code, or the Rules and Regulations of NASDAQ.

         No amendment of the Plan, however, may, without the consent of the Optionees, make any changes in any outstanding Options or Director Options theretofore granted under the Plan which would adversely affect the rights of such Optionees.

11. Termination. The Board of Directors of the Company may terminate the Plan at any time and no Option or Director Option shall be granted thereafter. Such termination, however, shall not affect the validity of any Option or Director Option theretofore granted under the Plan. In any event, no Incentive Stock Option may be granted after the conclusion of a ten year period commencing on the date the Plan is adopted or, if earlier, the date the Plan is approved by the Company's Shareholders.

12. Successors. The Plan shall be binding upon the successors and assigns of the Company.

13. Governing Law. The terms of any Options granted hereunder and the rights and obligations hereunder of the Company, the Optionees and Directors and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law without regard to conflict of law rules.

14. Government and Other Regulations. The obligations of the Company to issue or transfer and deliver Shares under Options or Director Options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.